EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-120163, 333-123818 and 333-137353), (Form S-4 No. 333-139114) and (Forms S-8) pertaining to the COMSYS IT Partners, Inc. 2004 Stock Incentive Plan and 2003 Equity Incentive Plan of COMSYS IT Partners, Inc. (No. 333-120334), the Personnel Group of America, Inc. 2001 Non-Qualified Employee Stock Purchase Plan (No. 333-66334), the 1997 Employer Stock Purchase Plan of Personnel Group of America, Inc. (No. 333-39361), and the 1995 Equity Participation Plan of the Personnel Group of America, Inc. (No. 333-01954) of our reports dated March 8, 2007, with respect to the consolidated financial statements and schedule of COMSYS IT Partners, Inc., COMSYS IT Partners, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of COMSYS IT Partners, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Phoenix, Arizona
March 8, 2007